Exhibit 99.3

CBAK ENERGY TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Business Combination

On July 20, 2021, Dalian CBAK Power Battery Co., Ltd. (“CBAK Power”), a wholly-owned Chinese subsidiary of CBAT, entered into a framework agreement relating to CBAK Power’s investment in Zhejiang Hitrans Lithium Battery Technology Co., Ltd (“Zhejiang Hitrans”), pursuant to which CBAK Power agreed to acquire 81.56% of the registered equity interests (representing 75.57% of paid-up capital) of Zhejiang Hitrans (the “Acquisition”). The Acquisition was completed on November 26, 2021.

CBAK Power paid approximately RMB40.74 million ($6.31 million) in cash to acquire 21.56% registered equity interests (representing 21.18% of paid-up capital) of Zhejiang Hitrans from Zhejiang Hitrans’ management shareholders. In addition, CBAK Power entered into a loan agreement with Zhejiang Hitrans to lend Zhejiang Hitrans approximately RMB131 million ($20.28 million) (the “Hitrans Loan”) by remitting approximately RMB131 million $20.28 million) into the account of Shaoxing Intermediate People’s Court to remove the freeze on Zhejiang Meidu Graphene Technology Co., Ltd. (“Meidu Graphene”)’s 60% registered equity interests (representing 54.39% of paid-up capital) of Zhejiang Hitrans which freeze was imposed as a result of a lawsuit for Zhejiang Hitrans’s failure to make payments in connection with the purchase of land use rights, plants, equipment, pollution discharge permit and other assets (the “Assets”). CBAK Power assigned RMB118 million ($18.54 million) of the Zhejiang Hitrans Loan to Mr. Junnan Ye (“Mr. Ye”) as consideration for the acquisition of 60% registered equity interests of Zhejiang Hitrans from Mr. Ye who, acting as an intermediary, first purchased the 60% registered equity interests of Zhejiang Hitrans from Meidu Graphene. After such assignment, Zhejiang Hitrans shall repay Mr. Ye at least RMB70 million ($10.84 million) within two months of obtaining title to the Assets and the rest RMB48 million ($7.43 million) by December 31, 2021, along with a fixed interest of RMB3.5 million ($0.54 million) which can be reduced by up to RMB1 million ($0.15 million) if the loan is repaid before its due date. Zhejiang Hitrans shall repay the remaining approximately RMB13 million ($2.01 million) of the Hitrans Loan to CBAK Power at an interest rate of 6% per annum. As of January 29, 2022, Zhejiang Hitrans has repaid all the loan principals of RMB118 million ($18.3 million) and interests of RMB3.5 million ($0.54 million) to Mr. Ye.

Note 2 – Basis of Presentation

The following unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) give effect to the Acquisition. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 give effect to the Acquisition as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Acquisition as if it had occurred on September 30, 2021.

While the Pro Forma Financial Statements are helpful in showing the financial characteristics of the consolidated companies, it is not intended to show how the consolidated companies would have actually performed if the events described above had in fact occurred on the dates acquired or to project the results of operations or financial position for any future date or period. We have included in the Pro Forma Financial Statements all adjustments, consisting of normal recurring adjustments, necessary of a fair presentation of the operating results in the historical periods. We believe that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the Pro Forma Financial Statements are factually supportable, give appropriate effect to the impact of the events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on our financial condition.

The pro forma information has been prepared using the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America. Under the acquisition method of accounting, the Acquisition is accounted for by recognizing the acquired assets, including separately identifiable intangible assets, and assumed liabilities at their acquisition-date fair values. Any excess of the purchase consideration over the acquisition-date fair values of these identifiable assets and liabilities is recognized as goodwill. The pro forma adjustments are based upon the assumptions and information available at the time of the preparation of this Form 8-K/A and may be subject to change. The Company will finalize the acquisition accounting within the required measurement period. Differences between these estimates of fair value and the final acquisition accounting may occur, and those differences could have a material impact on the pro forma information and the combined company’s future results of operations and financial position. At the time of the filing of this Form 8-K/A, the Company does not expect material changes to the assets acquired or liabilities assumed, with the exception of deferred tax assets and liabilities which were valued using preliminary assumptions.

The Pro Forma Financial Statements should be read in conjunction with our historical consolidated financial statements and the notes thereto of CBAT and Zhejiang Hitrans included in our 2020 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 13, 2021 and our Form 8-K filed with the SEC on March 17, 2022.

Apart from those transactions listed in Note 5 and Note 6, there were no other material transactions between the Company and Zhejiang Hitrans during the periods presented in the Pro Forma Financial Statements that would need to be eliminated. In addition, the Pro Forma Financial Statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve and realize as a result of the Acquisition, the costs to integrate the operations of the Company and Zhejiang Hitrans, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

The following table sets for the pro forma unaudited condensed combined balance sheet as of September 30, 2021.

Unaudited Condensed Combined Balance Sheets

(US dollars)

	Historical Note 1
	CBAK Energy Technology, Inc. and Subsidiaries	Zheijing Hitrans Lithium Battery Technology Co., Ltd and Subsidiaries	Intercompany Eliminations		Pro Forma Adjustments	Pro Forma Combined
Assets			(see note 3)		(see note 5)
Current assets
Cash and cash equivalents	1,993,531	1,108,050				3,101,581
Pledged deposits	15,552,996	1,916,605				17,469,601
Debt products	-	1,706,326				1,706,326
Trade and bills receivable, net	22,231,442	37,986,532				60,217,974
Inventories	9,249,455	11,792,548				21,042,003
Prepayments and other receivables	9,715,578	1,889,687	(155,957)			11,449,308
Amount due from related party	-	62,048				62,048
Amount due from trustee	-	1,240,964		5(a)	(1,240,964)	-
Income tax recoverable	-	46,519				46,519
Investment in sales-type lease, net	838,649	-				838,649
Total current assets	59,581,651	57,749,279				115,934,009

Property, plant and equipment, net	42,050,589	18,312,476		5(b)	1,523,808	61,886,873
Construction in progress	49,246,115	1,838,569				51,084,684
Non-marketable equity securities	702,807	-				702,807
Hitrans loan	20,326,775	-	(3,019,821	)5(a)	(17,306,954)	-
Deposit paid for acquisition of a subsidiary	6,404,435	-		5(a)	(6,404,435)	-
Payment to trustee	1,944,683	-		5(c)	(1,481,126)	463,557
Lease assets - finance lease	-	1,484,178				1,484,178
Operating lease right-of-use assets, net	1,981,422	53,376				2,034,798
Prepaid land use right- non current	7,465,426	6,215,059		5(b)	6,834	13,687,319
Intangible assets, net	21,418	829,308		5(b)	1,148,414	1,999,140
Investment in sales-type lease, net	980,731	-				980,731
Amount due from related party, non current	-	124,097				124,097
Goodwill	-	-		5(b)	1,709,399	1,709,399
Deferred tax assets	-	1,564,720				1,564,720
Total assets	190,706,052	88,171,062				253,656,312

Liabilities
Current liabilities
Trade and bills payable	21,050,320	35,699,153				56,749,473
Other short-term loans	680,563	-				680,563
Accrued expenses and other payables	15,796,594	1,454,689	(155,957)	5(b)	463,980	17,559,306
Dividend payable	-	2,656,664		5(d)	(1,304,601)	1,352,063
Amount due to shareholder and CBAT	-	20,326,898	(3,019,821)			17,307,077

Payables to former subsidiaries, net	361,874	-				361,874
Deferred government grants, current	153,402	286,973				440,375
Product warranty provisions	124,670	-				124,670
Operating lease liability, current	753,404	-				753,404
Warrants liability	10,474,000	-				10,474,000
Total current liabilities	49,394,827	60,424,377				105,802,805

Deferred government grants, non-current	8,833,848	-				8,833,848
Deferred tax liabilities	-	-		5(b)	325,346	325,346
Operating lease liability	801,266	-				801,266
Product warranty provision	1,873,626	-				1,873,626
Long term tax payable	7,606,677	-				7,606,677

Total liabilities	68,510,244	60,424,377				125,243,568

Commitments and contingencies

Shareholders’ equity
Common stock	88,555	4,289,924		5(c)	(4,289,924)	88,555
Donated shares	14,101,689	-				14,101,689
Additional paid-in capital	241,232,244	25,262,444		5(c)	(25,262,444)	241,232,244
Statutory reserves	1,230,511	266,308		5(c)	(266,308)	1,230,511
Accumulated deficit	(131,654,694)	(2,572,446)		5(c)	(1,481,126)	(132,951,657)
				5(c)	2,925,064
				5(c)	(352,618)
				5(c)	184,163
Accumulated other comprehensive income	1,240,354	476,196		5(c)	(644,749)	1,240,354
				5(c)	168,553
	126,238,659	27,722,426				124,941,696
Less: Treasury shares	(4,066,610)	-				(4,066,610)
Total shareholders’ equities	122,172,049	27,722,426				120,875,086
Non-controlling interests	23,759	24,259		5(c)	(24,161)	7,537,658
				5(b)	7,513,899
				5(c)	(98)
Total of equities	122,195,808	27,746,685				128,412,744

Total liabilities and shareholders’ equity	$190,706,052	$88,171,062				$253,656,312

The following table sets forth the pro forma unaudited condensed combined statement of operations for the year ended December 31, 2020.

Unaudited Pro Forma Condensed Combined Statements of Operations

(US dollars, except per share data)

	Historical
	CBAK Energy Technology, Inc. and Subsidiaries	Zheijing Hitrans Lithium Battery Technology Co., Ltd	Intercompany Eliminations		Pro Forma Adjustments	Pro Forma Combined
	US$’000	US$’000	(see note 3)		(see note 6)	US$’000

Net revenues	$37,566,152	$84,484,272	(12,396,483)			$109,653,941
Cost of revenues	(34,852,132)	(77,704,570)	12,396,483	6 (a)	(661,114)	(100,821,333)
Gross profit	2,714,020	6,779,702				8,832,608
Operating expenses:
Research and development expenses	1,678,895	4,126,935				5,805,830
Sales and marketing expenses	701,404	752,838				1,454,242
General and administrative expenses	3,745,676	2,378,922				6,124,598
Impairment charge on property, plant and equipment	4,345,811	-				4,345,811
Provision for doubtful accounts	721,737	737,896				1,459,633
Total operating expenses	11,193,523	7,996,591				19,190,114
Operating loss	(8,479,503)	(1,216,889)				(10,357,506)
Finance (expenses) income, net	(1,399,095)	170,453				(1,228,642)
Other (expenses) income, net	(40,170)	676,574				636,404
Changes in fair value of warrants liability	2,072,000	-				2,072,000
Loss before income tax	(7,846,768)	(369,862)				(8,877,744)
Income tax credit	-	386,639		6 (c)	(99,167)	287,472
Net (loss) income	(7,846,768)	16,777				(8,590,272)
Less: Net loss (income) attributable to non-controlling interests	39,870	21		6 (a)(c)	(137,285)	(97,394)
Net loss (income) attributable to shareholders of CBAK Energy Technology, Inc.	$(7,806,898)	$16,798				$(8,687,666)

Net (loss) income	(7,846,768)	16,777				(8,590,272)
Other comprehensive income (loss)
– Foreign currency translation adjustment	1,499,949	1,519,280				3,019,229
Comprehensive (loss) income	(6,346,819)	1,536,057				(5,571,043)
Less: Comprehensive loss attributable to non-controlling interests	45,042	1,638				46,680
Comprehensive (loss) income attributable to CBAK Energy Technology, Inc.	(6,301,777)	1,537,695				(5,524,363)

Loss per share
– Basic and diluted	(0.13)					(0.14)

Weighted average number of shares of common stock:
– Basic and diluted	61,992,386					61,992,386

The following table sets forth the pro forma unaudited condensed combined statement of operations for the nine months ended September 30, 2021.

Unaudited Pro Forma Condensed Combined Statements of Operations

(US dollars, except per share data)

	Historical
	CBAK Energy Technology, Inc. and Subsidiaries	Zheijing Hitrans Lithium Battery Technology Co., Ltd	Intercompany Eliminations		Pro Forma Adjustments	Pro Forma Combined
			(see note 3)		(see note 6)

Net revenues	$24,867,393	$97,875,308	(1,360,655)			$121,382,046
Cost of revenues	(20,798,931)	(86,911,922)	1,360,655	6 (a)	(495,836)	(106,846,034)
Gross profit	4,068,462	10,963,386				14,536,012
Operating expenses:
Research and development expenses	3,344,817	3,773,359				7,118,176
Sales and marketing expenses	1,262,999	626,422				1,889,421
General and administrative expenses	5,823,560	2,334,094		6 (b)	(197,356)	7,960,298
Provision for doubtful accounts	(437,475)	-				(437,475)
Total operating expenses	9,993,901	6,733,875				16,530,420
Operating (loss) profit	(5,925,439)	4,229,511				(1,994,408)
Finance income (expenses), net	174,442	(162,141)				12,301
Other income, net	1,619,194	27,670				1,646,864
Impairment of non-marketable equity securities	(690,585)	-				(690,585)
Change in fair value of warrants	57,174,000	-				57,174,000
Income before income tax	52,351,612	4,095,040				56,148,172
Income tax expense	-	(269,630)		6 (c)	74,376	(195,254)
Net income	52,351,612	3,825,410				55,952,918
Less: Net income attributable to non-controlling interests	(21,995)	(36)		6 (a)(c)	(102,963)	(124,994)
Net income attributable to shareholders of CBAK Energy Technology, Inc.	$52,329,617	$3,825,374				$55,827,924

Other comprehensive income (loss)
Net loss	52,351,612	3,825,410				55,952,918
– Foreign currency translation adjustment	1,473,992	315,156				1,789,148
Comprehensive income	53,825,604	4,140,566				57,742,066
Less: Comprehensive (income) loss attributable to non-controlling interests	(16,024)	684				(15,340)
Comprehensive income attributable to CBAK Energy Technology, Inc.	$53,809,580	$4,141,250				$57,726,726

Income per share
– Basic	$0.60					$0.64
– Diluted	$0.60					$0.64

Weighted average number of shares of common stock:
– Basic	87,043,490					87,043,490
– Diluted	87,349,010					87,349,010

The accompanying notes are an integral part of the Pro Forma Financial Statements.

Note 3 – Intercompany Eliminations

Intercompany elimination adjustments represent the elimination of existing balances included within the balance sheets and statements of operations of CBAT and Zhejiang Hitrans, which at the close of the acquisition would be considered intercompany transactions:

-	Zhejiang Hitrans Product Sales revenue recorded as cost of goods sold by CBAT.
-	Interest payables between CBAT and Zhejiang Hitrans.
-	Short-term borrowings between CBAT and Zheijing Hitrans

Note 4 – Preliminary purchase price allocation

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed from Zhejiang Hitrans based on management’s best estimates of fair value. The final purchase price allocation may vary based on final valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary.

The components of the consideration transferred to effect the Acquisition are as follows:

	RMB	USD *

Cash consideration for 60% registered equity interest (representing 54.39% of paid-up capital) of Zheijing Hitrans from Meidu Graphene	118,000,000	18,547,918
Cash consideration for 21.56% registered equity interest (representing 21.18% of paid-up capital) of Zheijing Hitrans from Hitrans management	40,744,376	6,404,435
Total Purchase Consideration	158,744,376	24,952,353

*	Renminbi to U.S Dollar exchange rate at 6.3619 on November 26, 2021 (completion date)

The following is a summary of the preliminary allocation of the above purchase price as reflected in the unaudited pro forma combined consolidated balance sheet as of September 30, 2021:

Per PPA

Cash and bank	$7,354,679
Trade accounts and bills receivable, net Pledged deposits	38,122,787
Inventories	13,616,922
Prepayments and other receivables	3,349,666
Income tax recoverable	47,138
Amount due from trustee	11,788,931
Property, plant and equipment, net	21,180,913
Construction in progress	607,138
Intangible assets, net	1,959,033
Prepaid land use rights, non current	6,274,433
Leased assets, net	48,394
Deferred tax assets	1,715,998
Short term bank loan	(8,802,402)
Other short term loans – CBAK Power	(20,597,522)
Trade accounts and bills payable	(41,479,323)
Accrued expenses and other payables	(4,654,413)
Deferred government grants	(290,794)
Land appreciation tax	(463,980)
Deferred tax liabilities	(325,346)
NAV	29,452,252
Less: Waiver of dividend payable	1,304,601
Total NAV acquired	30,756,853
Non-controlling interest (24.43%)	(7,513,899)
Goodwill	1,709,399

Total identifiable net assets	24,952,353

The goodwill balance is primarily attributed to the assembled workforce, expanded market opportunities and cost and other operating synergies anticipated upon the integration of the operations of CBAT and Zhejiang Hitrans.

Note 5 – Unaudited Pro Forma Condensed Combined Balance Sheet

Purchase Accounting Adjustments:

(a)	Reflects $25.0 million, which represents the purchase price paid to Zhejiang Hitrans common shareholders as calculated in Note 4.

(b)	Reflects the change in book value for Zhejiang Hitrans’s asset and liability balances to reflect estimated fair value as of the acquisition date, November 30, 2021

(c)	Reflects adjustments to eliminate Zheijing Hitrans’s historical shareholders’ equity, which represents the historical book value of Zheijing Hitrans’s net assets, as a result of the application of purchase accounting.

(d)	Waiver of dividend payable as of acquired date

Note 6 – Unaudited Pro Forma Condensed Combined Statements of Operations

Purchase Accounting Adjustments:

(a)	Reflects adjustments for the year ended December 31, 2020 and the nine months ended September 30, 2021 for amortization expense related to the fair value of identified intangible assets with definite lives.

(b)	Elimination of direct, incremental transaction costs of the Acquisition incurred by CBAT and Zhejiang Hitrans, which primarily relate to, advisory, legal, valuation and other professional services, that are reflected in the historical financial statements,

(c)	Reflects adjustments to income tax expense for the year ended December 31, 2020 and nine months ended September 30, 2021, for the tax effect of the transaction adjustments. Because the tax rate used for these pro forma financial statements is the statutory rate and an estimate, it will likely vary from the effective rate in periods subsequent to the completion of the business combination, and those differences may be material.